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                                                                   Exhibit 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the use in this Registration Statement of Capital Trust on Form S-1 (File No. 37271) of our report dated March 21, 1997, relating to the Statement of Revenue and Certain Operating Expenses of 1325 Limited Partnership (a Delaware Limited Partnership) for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts".

                                          Margolin, Winer & Evens LLP

Garden City, New York

November 12, 1997